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                                                              Exhibit 1


                          CASH SETTLEMENT ONLY FOR A SHARE OR BASKET OPTION
                                            DRAFT DATE:  September 27, 1994

                                                       ______________, 1995

                             Option Transaction

[Name and Address of Counterparty]

Master Number:
LBF Reference Number:

Gentlemen:

      The purpose of this letter agreement (this "Confirmation") is to confirm the terms and conditions of the Transaction entered into between us on the Trade Date specified below (the "Option Transaction"). This letter agreement constitutes a "Confirmation" as referred to in the [ISDA Master Agreement/Master Agreement for Over-the-Counter Equity Options] specified below.

      FOR ISDA MASTER AGREEMENT USE ONLY: [The definitions and provisions contained in the 1991 ISDA Definitions as published by the International Swaps and Derivatives Association, Inc. (formerly known as the International Swap Dealers Association, Inc.) ("ISDA") are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.]

      1. This Confirmation supplements, forms part of, and is subject to, the [ISDA Master Agreement/Master Agreement for Over-the-Counter Equity Options] (the "Agreement") to be negotiated between Lehman Brothers Finance S.A. ("LBF") and ____________ ("Counterparty"). All provisions contained in the Agreement govern this Confirmation except as expressly modified below. In addition, this Confirmation shall itself evidence a complete and binding agreement between you and us as to the terms and conditions of the Option Transaction to which this Confirmation relates.

      2. The terms of the Option Transaction to which this Confirmation relates are as follows:


 General Terms:

 [Agent: (include if Option is     Lehman Brothers Inc. is confirming as
 between LBF and U.S.              agent for both Buyer and Seller]
 counterpart)

 [Agent: (include if Option        Lehman Brothers Securities ("LBS") has
 originated out of London office)  acted as agent for Lehman Brothers
                                   Finance S.A. ("LBF") with respect to
                                   this  Option  Transaction.  LBS is an
                                   affiliate of LBF.]

 Trade Date:                       [    ], 199[  ]

 Option Style:                     [European] [American] Option

 Option Type:                      [Covered Call] [Call] [Put] Option

 Seller:                           [LBF] [Counterparty]

 Buyer:                            [Counterparty] [LBF]

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 Underlying [Shares] [Basket]:     [             ]

 Underlying Currency:              [             ]

 Quotation Exchange:               [             ]

 Number of Options:                [             ]

 Share Entitlement per Option:     ____ Underlying [Share] [Basket]

 Strike Price:                     [             ]

 Premium:                          [             ]

 Premium Payment Date:             [________, 19__]

 Exchange Business Day:            A day that is (or, but for the
                                   occurrence of a Market Disruption
                                   Event, would have been) a trading day
                                   on the relevant Market Disruption
                                   Exchange(s) other than a day on which
                                   trading on any Market Disruption
                                   Exchange(s) is scheduled to close prior
                                   to its regular weekday closing time.

 Seller Business Day:              Any day on which commercial banks are
                                   open for business (including dealings
                                   in foreign exchange and foreign
                                   currency deposits)1 in [          ]2.

 Currency Business Day:            Any day on which commercial banks are
                                   open for business (including dealings
                                   in foreign exchange and foreign
                                   currency deposits) in the principal
                                   financial center(s) for the Settlement
                                   Currency.

 Calculation Agent:                [specify primary hedger], whose
                                   determinations and calculations shall
                                   be binding in the absence of manifest
                                   error.

 Exercise:

    Exercise Period:               [The   Expiration  Date]3  [Any  Seller
                                   Business Day from and including the
                                   Trade Date to the Expiration Date]4

    Expiration Date:               [      ]

    Exercise Date:                 The Seller Business Day during the
                                   Exercise Period on which that Option is
                                   or is deemed to be exercised.

    Notice of Exercise and         Applicable. If the notice of exercise
       Written Confirmation:       is delivered after [ ]:00 a.m./p.m.
                                   (local time in _______) on a Seller
                                   Business Day, then that notice will be
                                   deemed delivered on the next following
                                   Seller Business Day, if any, in the
                                   Exercise Period.

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    Automatic Exercise:            If, at the Valuation Time on the
                                   Expiration Date, the Option is
                                   in-the-money, then the Option shall be
                                   deemed automatically  exercised unless
                                   the Buyer notifies the Seller to the
                                   contrary.

    Multiple Exercise:             [Applicable] [Inapplicable]

    [Minimum Number of Options:]5  [              ]

    [Maximum Number of Options:]5  [              ]

    [Options must be Exercised in  [              ]
       Integral Multiples of:]5

    Seller's telephone or          [specify primary hedger]
       facsimile number and        Tel #: __________
       contact details for         Fax #: __________
       purposes of giving notice:  cc: Jim Staricco
                                     Tel #: 4122-789-0789
                                     Fax #: 4122-789-1929

 Valuation:

    Valuation Time:                At [the close of trading on the
                                   Quotation Exchange] [  :00 a.m./p.m.
                                   (local time in      )]

    Valuation Date (in respect of  The Exercise Date, provided that such
       each Exercise Date):5       day is also an Exchange Business Day;
                                   otherwise, the Valuation Date shall be
                                   the first following day that is an
                                   Exchange Business Day.  If there is a
                                   Market Disruption Event on that day,
                                   then the Valuation Date will be
                                   postponed to the first succeeding
                                   Exchange Business Day on which there is
                                   no Market Disruption Event. If there is
                                   a Market Disruption Event on each of
                                   the five Exchange Business Days
                                   immediately following the original
                                   Valuation Date, then the fifth Exchange
                                   Business Day will be the Valuation
                                   Date, notwithstanding the Market
                                   Disruption  Event. In that case the
                                   Calculation Agent will use its estimate
                                   in good faith of the market value on
                                   that day of the [Underlying Shares]
                                   [Selected Securities].

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    Market Disruption Event:       The occurrence or existence during the
                                   Market Disruption Period that ends at
                                   the close of the Market Disruption
                                   Exchange(s) on the Valuation Date of
                                   any of the following events, in the
                                   determination of the Calculation Agent:

                                   The suspension of or material
                                   limitation imposed on trading in For a
                                   Share Option [(1) the Underlying Shares
                                   or (2) any options contracts on the
                                   Underlying Shares.] For a Basket Option
                                   [(1) any of the Selected Securities or
                                   (2) any options contracts on any of the
                                   Selected Securities or (3) any futures
                                   or options contracts on the Related
                                   Index].

    Market Disruption Period:      One-half hour

    Market Disruption              [              ]6/7
       Exchange(s):

    [Related Index:                [              ]]7

 Settlement:

    Method of Settlement:          Cash Settlement

    Settlement Currency:           [The Underlying Currency] [           ]

    Conversion Rate:               [The average of the [   ]/USD exchange
                                   rate, as quoted by three (3) leading
                                   foreign exchange dealers, mutually
                                   agreed upon by both Buyer and Seller
                                   for their purchase of [     ] at the
                                   Valuation Time on the [relevant]5
                                   Valuation Date.] [Inapplicable] [     ]8

    Cash Settlement:               Seller shall pay to Buyer the Cash
                                   Settlement  Amount, if any, on the Cash
                                   Settlement Payment Date for all Options
                                   exercised or deemed exercised [in
                                   respect of that date]5.

    Cash Settlement Amount:        An amount, as calculated by the
                                   Calculation Agent, equal to the [Number
                                   of Options]3 [number of Options exercised on the relevant Exercise Date]5 multiplied by the Strike Price
                                   Differential multiplied by the Share
                                   Entitlement per Option.

    Strike Price Differential:     FOR A CALL OPTION:  [An amount equal to
                                   the greater of (i) the excess of the
                                   price of the Underlying Shares, as
                                   quoted by the Quotation Exchange, at
                                   the Valuation Time on the Valuation
                                   Date, over the Strike Price and (ii)
                                   zero.]

                                   FOR  A PUT OPTION: [An amount equal to
                                   the greater of (i) the excess of the
                                   Strike Price over the price of the
                                   Underlying Shares, as quoted by the
                                   Quotation Exchange, at the Valuation
                                   Time on the Valuation Date, and
                                   (ii) zero.]

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    Cash Settlement Payment Date:  Five (5) Exchange Business Days (the
                                   last one of which must be a Currency
                                   Business Day, or if not, the next
                                   Currency Business Day) after the
                                   [relevant]5 Valuation Date.

 Other Provisions:

    Counterparty Representation:   Counterparty  represents that (i) it is
                                   not entering into the Option
                                   Transaction on behalf of or for the
                                   accounts of any other person or entity,
                                   and will not transfer or assign its
                                   obligations under the Option
                                   Transaction or any portion of such
                                   obligations to any other person or
                                   entity except in compliance with
                                   applicable laws and the terms of the
                                   Option Transaction;  (ii) it is
                                   authorized to enter into the Option
                                   Transaction and such action does not
                                   violate any laws of its jurisdiction of
                                   organization or residence or the terms
                                   of any agreement to which it is a
                                   party; and (iii) it has reached its own
                                   conclusions about the Option
                                   Transaction, and any legal, regulatory,
                                   tax, accounting or economic
                                   consequences arising from the Option
                                   Transaction, and has concluded that the
                                   Option Transaction is suitable in light
                                   of its own investment objectives,
                                   financial capabilities and expertise.

    Settlement Provision:          a) Seller's obligations to Buyer under
                                   this Option Transaction, if  any, shall
                                   not accrue until Buyer has paid the
                                   Premium in full.

                                   b) All payments under this Option
                                   Transaction will be made without any
                                   deduction or withholding for or on
                                   account of any withholding tax, stamp
                                   tax, or any other tax, duties, fees or
                                   commissions required by any applicable
                                   law.

    Offices: [The Office for Counterparty for this Option Transaction is: _________] [Inapplicable]

    Governing Law:                 New York

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    Transfer:                      Neither party may transfer any Option,
                                   in whole or in part, without the prior
                                   written consent of the non-transferring
                                   party, which consent shall not be
                                   unreasonably withheld. Notwithstanding
                                   the foregoing, either party may assign
                                   this Option Transaction to any
                                   affiliated entity whose obligations in
                                   respect of such assignment are
                                   guaranteed by the transferor party or,
                                   if the transferor's obligations
                                   hereunder are guaranteed, by the
                                   guarantor of such transferor party's
                                   obligations; provided, however, that
                                   (i) the transferring party will notify
                                   the other party of any such assignment
                                   and (ii) such assignment shall not be
                                   permitted hereunder if, as a result of
                                   the assignment, a payment hereunder
                                   becomes subject to any deduction or
                                   withholding for or on account of any
                                   tax which would not have arisen had
                                   such assignment not been effected.

    Guarantee:                     Lehman Brothers Holdings Inc. shall
                                   unconditionally guarantee to
                                   Counterparty the due and punctual
                                   payment of all amounts payable by LBF
                                   under this Option Transaction as such
                                   payments become due and payable.

 Account Details:

    Seller's [payment] [delivery]
    instructions:

    Buyer's [payment] [delivery]
    instructions:

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      Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us or by sending to us a letter substantially similar to this letter, which letter sets forth the material terms of the Option Transaction to which this Confirmation relates and indicates your agreement to those terms.

                                       Yours sincerely,

                                       LEHMAN BROTHERS FINANCE S.A.

                                       By:   __________________________
                                          Name:
                                          Title:

                                       By:   __________________________
                                          Name:
                                          Title:

Confirmed as of the date
first above written:

[COUNTERPARTY]

By:   ___________________
   Name:
   Title:




Execution time will be furnished upon Counterparty's written request.

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NOTES:

1 If the Seller is not a commercial bank and is located in a city in which commercial bank holidays may differ from local stock exchange holidays, add "and which is a scheduled trading day on local stock exchanges".

2 If LBF is the Seller, specify location of primary hedging center in addition to Geneva.

3     Include if Option Style is a European Option.

4     Include if Option Style is an American Option.

5     Include if Option Style is an American Option providing for Multiple
      Exercise.

6 Specify Market Disruption Exchange(s) on which equities comprising the Underlying [Shares], [Basket] or [Index], as the case may be, are traded and any relevant futures and/or options exchanges.

7 Specify Related Index and Market Quotation Exchange(s) if Market Disruption Event is to extend to a suspension or material limitation on trading in any futures or options contracts on the Related Index and Market Quotation Exchange (only with respect to Basket Options).

8 Specify rate, source and time if the Settlement Currency is not the Underlying Currency.

N.B. The Calculation Agent, with respect to LBF, shall be determined in accordance with the location of the primary hedging center for the relevant Transaction:


      Primary Hedging Center           Calculation Agent

      New York                         Lehman Brothers Inc.

      London                           Lehman Brothers Securities Ltd.

      Tokyo                            Lehman Brothers Securities Ltd.

      Hong Kong                        Lehman Brothers Securities Asia Ltd.